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                                 EXHIBIT 99(d)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                   FORM 11-K

                                 ANNUAL REPORT
                        PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

(MARK ONE):

[x] ANNUAL  REPORT PURSUANT TO  SECTION 15(d) OF THE  SECURITIES EXCHANGE ACT OF
    1934 (FEE REQUIRED).
    For the fiscal year ended December 31, 1993

                                       OR

[ ] TRANSITION REPORT PURSUANT TO  SECTION 15(d) OF THE SECURITIES EXCHANGE  ACT
    OF 1934 (NO FEE REQUIRED).
    For the transition period from                 to

Commission file number 1-4001

A. Full title of the plan and the address of the plan, if different from that of the issuer named below: Union Camp Corporation Employees Investment Plan.

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office: Union Camp Corporation, 1600 Valley Road, Wayne, New Jersey 07470.

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                              REQUIRED INFORMATION

ITEMS 1-3. NOT APPLICABLE

ITEM 4. PLAN FINANCIAL STATEMENTS, SCHEDULES AND EXHIBITS

     The Plan's financial statements, and the report thereon by its Independent Public Accountants, which are listed below and set forth immediately following page 3 hereof, are being filed in paper format under cover of Form SE and are hereby incorporated by reference into this Item 4.

          (a) Report of Independent Accountants.

          (b) Financial Statements

             (1) Statement of Net Assets at December 31, 1993 and 1992.

             (2) Statement of Changes in Net Assets for the Year Ended December 31, 1993 and the Year Ended December 31, 1992.

             (3) Notes to Financial Statements.

          (c) Exhibit

           (1) Consent of Independent Accountants.

                                        2

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          UNION CAMP CORPORATION EMPLOYEES
                                          INVESTMENT PLAN
                                          ...................................
                                               (Name of Plan)

Date: June 28, 1994                       By: /s/ James M. Reed
                                          ..................................
                                              JAMES M. REED
                                              CHAIRMAN, COMMITTEE OF
                                              THE UNION CAMP EMPLOYEES
                                              INVESTMENT PLAN

                                        3
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                                                                      EXHIBIT 1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (Registration No. 33-28396) of Union Camp Corporation of our report dated June 17, 1994 appearing in the Annual Report of the Union Camp Corporation Employees Investment Plan, which is incorporated in this Annual Report on Form 11-K.

    PRICE WATERHOUSE
    PRICE WATERHOUSE

Morristown, NJ
June 27, 1994